SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2010

Vermillion, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-31617

Delaware (State or other jurisdiction of incorporation)	33-059-5156 (IRS Employer Identification No.)
47350 Fremont Blvd., Fremont, CA 94538
(Address of principal executive offices, including zip code)
510.226.2800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 1, 2010, Vermillion, Inc. (the “Company”) reappointed Gail S. Page as Chief Executive Officer of the Company and Eric T. Fung, MD, PhD as Senior Vice President and Chief Science Officer of the Company. The Company’s Board of Directors set Gail Page’s annual base salary at $375,000 and Eric Fung’s annual base salary at $275,000. The Company also appointed John Tran as Vice President of Finance and Chief Accounting Officer. Mr. Tran’s employment by the Company is intended to be for an interim period, and the Board of Directors set his base compensation at $3,240 per week.
Ms. Page joined the company in 2004 as President to lead the formation of the Diagnostics division. From December 2005 to March 2009, she served as President and Chief Executive Officer. On March 27, 2009, Ms. Page was appointed Executive Chair and was responsible for leading Vermillion through the successful reorganization and exit from Chapter 11. Ms Page has been a member of the Board of Directors since 2006.
Dr. Fung originally joined Vermillion in May 2000 as a lead scientist in the Biomarker Discovery Centers and was promoted to Vice President and Chief Scientific Officer in June 2006. He was responsible for leading the successful OVA1™ prospective clinical trial. He resigned in March 2009, and returned after the clearance of OVA1™ in a consulting capacity to advise the company in all medical and clinical aspects.
Mr. Tran, age 33, served most recently as Vice President, Finance and Chief Accounting Officer at Anesiva, Inc., a late-stage biopharmaceutical company in the development and commercialization of novel pharmaceutical products for pain management, from May 2008 to January 2010. Prior to joining Anesiva, Inc., from September 2004 to April 2008, Mr. Tran served in various roles in finance and was the Director of Finance at Kyphon Inc., a medical device company. Mr. Tran became part of Medtronic, Inc. through its 2007 acquisition of Kyphon Inc. Prior to Kyphon Inc., from January 2000 to September 2004, Mr. Tran served as an Audit Manager in the audit and assurance practice with PricewaterhouseCoopers LLP. Mr. Tran received his Bachelor of Art degrees from the University of California at Santa Barbara in Biology and Business Economics with Accounting Emphasis. Mr. Tran is also a certified public accountant in the State of California.
On February 1, 2010, the Company confirmed that the previously announced appointment of William C. Wallen PhD to the Board of Directors became effective. Dr. Wallen was appointed to the Board of Directors on December 10, 2009, subject to the company’s emergence from bankruptcy. He is currently the Chief Scientific Officer, Senior Vice President for Research and Development for IDEXX Laboratories and previously served on Vermillion’s Scientific Advisory Board. Dr. Wallen would be expected to receive compensation consistent with the Company’s post-bankruptcy compensation policy for his service as a non-employee Director, as specified from time to time by the Board of Directors.
Item 8.01 Other Events.
As described in Item 5.02 above, the effectiveness of the previously announced appointment of Dr. Wallen to the Board of Director is incorporated herein by reference.
On February 2, 2010, the Company issued a press release announcing the reappointment of Gail Page and Eric Fung as Officers and the confirmation of William Wallen to the Board of Directors. A copy of the Company’s press release dated February 2, 2010 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	99.1	Press Release dated February 2, 2010
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: February 3, 2010	By:	/s/ Gail S. Page
Gail S. Page
Executive Chair of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 2, 2010